As filed with the Securities and Exchange Commission on June 6, 2017.
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FTD COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0255852 (I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois (Address of principal executive offices)	60515 (Zip Code)

FTD COMPANIES, INC. THIRD AMENDED AND RESTATED
2013 INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Scott D. Levin
Executive Vice President, General Counsel and Secretary
FTD Companies, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Name and address of agent for service)

(630) 719-7800
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.0001 par value per share	2,600,000	$17.39	$45,214,000	$5,240.31

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, $0.0001 par value per share (“Common Stock”), of FTD Companies, Inc. (the “Registrant”) that may be issuable as a result of a stock split, stock dividend or similar transaction under the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan (the “Amended Plan”).

(2)
Calculated solely for the purpose of this offering under Rule 457(c) and (h) of the Securities Act, on the basis of the average of the high and low sale prices per share of Common Stock on May 31, 2017, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 2,600,000 shares of Common Stock pursuant to the Amended Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2013 (File No. 333-192189) relating to the FTD Companies, Inc. 2013 Incentive Compensation Plan, the contents of the Registrant’s Registration Statement on Form S-8 filed on November 13, 2013 (File No. 333-192320) relating to the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan, and the contents of the Registrant’s Registration Statement on Form S-8 filed on June 9, 2015 (File No. 333-204828) relating to the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (as amended June 9, 2015) are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

•
the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 16, 2017, including the information specifically incorporated by reference therein from the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 26, 2017;

•	the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the Commission on May 10, 2017;

•	the Registrant's Current Reports on Form 8-K, filed with the Commission on February 6, 2017 and March 10, 2017; and

•
the description of the Common Stock contained in the Registrant's information statement, filed as Exhibit 99.1 to the Registrant's Registration Statement on Form 10 (File No. 001-35901), initially filed with the Commission on April 30, 2013, including any amendment or report filed for the purpose of updating the description.

In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports, provided that unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013 (File No. 001-35901) filed with the Commission on November 6, 2013)

4.2
Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013 (File No. 001-35901) filed with the Commission on November 6, 2013)

5.1	Opinion of Jones Day

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (contained in Exhibit 5.1)

24.1	Power of Attorney (included with signature page)

99.1	FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 6th day of June 2017.

FTD COMPANIES, INC.

By:	/s/ Scott D. Levin
Scott D. Levin
Executive Vice President, General Counsel and Secretary
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Stephen Tucker and Scott D. Levin, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Walden	President, Chief Executive Officer and Director	June 6, 2017
John C. Walden	(Principal Executive Officer)

/s/ Stephen Tucker	Executive Vice President and Chief Financial Officer	June 6, 2017
Stephen Tucker	(Principal Financial and Accounting Officer)

/s/ Robert Berglass	Chairman of the Board of Directors	June 6, 2017
Robert Berglass

/s/ James T. Armstrong	Director	June 6, 2017
James T. Armstrong

/s/ Tracey L. Belcourt	Director	June 6, 2017
Tracey L. Belcourt

/s/ Candace Duncan	Director	June 6, 2017
Candace Duncan

/s/ Sue Ann Hamilton	Director	June 6, 2017
Sue Ann Hamilton

/s/ Joseph W. Harch	Director	June 6, 2017
Joseph W. Harch

/s/ Dennis Holt	Director	June 6, 2017
Dennis Holt

/s/ Robin Hickenlooper	Director	June 6, 2017
Robin Hickenlooper

/s/ Christopher W. Shean	Director	June 6, 2017
Christopher W. Shean

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013 (File No. 001-35901) filed with the Commission on November 6, 2013)

4.2
Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report for the quarter ended September 30, 2013 (File No. 001-35901) filed with the Commission on November 6, 2013)

5.1	Opinion of Jones Day

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Jones Day (contained in Exhibit 5.1)

24.1	Power of Attorney (included with signature page)

99.1	FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan